EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 9, 2001 (which includes an explanatory paragraph regarding Nx Networks, Inc.'s ability to continue as a going concern), included in Nx Networks, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.



                                                         /S/ ARTHUR ANDERSEN LLP



Vienna, Virginia
May 18, 2001